Exhibit 99.1

Contact:	NEWS RELEASE Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2019

THIRD QUARTER EARNINGS

•         Quarterly dividend increased 29.4% to $0.22 per share, up from $0.17 per share paid in the 2018 fourth quarter

•         Diluted earnings per share of $0.66 for the 2019 third quarter, up from $0.55 in the 2018 third quarter

•         Net income of $13.2 million for the 2019 third quarter, up from $11.3 million in the 2018 third quarter

•         Return on average assets of 1.58% for the 2019 third quarter, up from 1.47% in the 2018 third quarter

•         Loan growth of $41 million during the 2019 third quarter

•         Deposit growth of $80 million during the 2019 third quarter

•         Non-performing assets of $14.7 million for the 2019 third quarter, compared to $22.6 million for 2018 third quarter

•         Announces strategic merger with UCFC and a Trust acquisition

DEFIANCE, OHIO (October 21, 2019) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today its unaudited financial results for the three- and nine-month periods ended September 30, 2019. Net income for the third quarter ended September 30, 2019, totaled $13.2 million, or $0.66 per diluted common share compared to $11.3 million or $0.55 per diluted common share for the quarter ended September 30, 2018. Net income for the nine months ended September 30, 2019, totaled $36.9 million, or $1.85 per diluted common share compared to $34.2 million or $1.67 per diluted common share for the quarter ended September 30, 2018. The year-to-year comparison is impacted by the current year’s results, including merger-related costs, which had an after tax cost of $427,000, or $0.02 per diluted share.

“Our third quarter results reflect our company’s continued high financial performance,” said Donald P. Hileman, President and Chief Executive Officer of First Defiance Financial Corp. “With earnings per share up 20% from the third quarter last year, our shareholders were delivered excellent results as we grew our balance sheet and maintained strong profitability.”

Net Interest Income up Compared to Third Quarter 2018

Net interest income of $28.9 million in the third quarter of 2019 was up from $27.5 million in the third quarter of 2018. The increase was primarily due to the growth in earning assets offset partly by compression in the net interest margin versus the third quarter last year. The net interest margin was 3.88% for the third quarter of 2019, down from 4.03% in the second quarter of 2019 and 4.00% in the third quarter of 2018. Yield on interest earning assets increased by 15 basis points, to 4.78% in the third quarter of 2019 from 4.63% in the third quarter of 2018. The cost of interest-bearing liabilities increased by 35 basis points in the third quarter of 2019 to 1.20% from 0.85% in the third quarter of 2018.

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“Our solid loan and core deposit growth helped generate growth in net interest income despite margin compression,” said Hileman. “Year-to-date loan growth was 6.6% annualized while deposit growth was 7.1%. This growth combined with a net interest margin that remains healthy for the quarter produced a 5% increase in our net interest income over the third quarter last year.”

Non-Interest Income up from Third Quarter 2018

First Defiance’s non-interest income for the third quarter of 2019 was $11.8 million compared with $9.9 million in the third quarter of 2018. The third quarter of 2019 included gains of $11,000 from the sale of securities compared to gains of $76,000 in the third quarter of 2018. Results for the third quarter of 2019 included $325,000 of BOLI income death benefit whereas the third quarter of 2018 included no BOLI income death benefit. Total income from BOLI was $783,000 in the third quarter of 2019, up from $399,000 in the third quarter of 2018.

Mortgage banking income was $2.8 million in the third quarter of 2019, up from $1.9 million in the third quarter of 2018. Mortgage originations totaled $126.9 million in the third quarter of 2019 compared to $74.0 million in the same quarter last year. As a result of the higher volumes, gains from the sale of mortgage loans increased in the third quarter of 2019 to $2.6 million from $1.3 million in the third quarter of 2018. Mortgage loan servicing revenue was $960,000 in the third quarter of 2019, up from $929,000 in the third quarter of 2018, and amortization of mortgage servicing rights increased to $579,000 from $340,000 in the third quarter last year. Valuation adjustments in the third quarter of 2019 were a negative $155,000 compared to a positive $8,000 in the third quarter of 2018.

Service fees and other charges were $4.0 million in the third quarter of 2019, up from $3.3 million in the third quarter of 2018. Insurance commissions and trust income for the third quarters 2019 and 2018 were consistent year over year at $3.3 million and $0.5 million, respectively.

“Key business lines drove our 16% growth in non-interest income over the third quarter last year, excluding BOLI death benefits,” said Hileman. “This growth was led by a 50% increase in mortgage banking and a 21% increase in services fees year over year.”

Non-Interest Expenses up from Third Quarter 2018

Total non-interest expense was $23.2 million in the third quarter of 2019, an increase from $22.3 million in the third quarter of 2018. Compensation and benefits increased to $14.1 million in the third quarter of 2019, compared to $12.9 million in the third quarter of 2018. Occupancy expense and data processing expense were $2.2 million and $1.7 million, respectively, in the third quarter of 2019, compared to $2.2 million and $2.2 million, respectively, in the third quarter of 2018. Other non-interest expense of $4.1 million in the third quarter of 2019 was up from $4.0 million in the third quarter of 2018. FDIC insurance premiums were a credit of $255,000 in the third quarter of 2019 compared to an expense of $255,000 in the third quarter of 2018 due to the receipt of small bank assessment credits. In addition, merger-related costs totaled $540,000 in the third quarter of 2019 compared to none in the prior year.

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Credit Quality

Non-performing loans totaled $14.7 million at September 30, 2019, a decrease from $20.9 million at September 30, 2018. In addition, First Defiance had no real estate owned at September 30, 2019, compared to $1.7 million at September 30, 2018. Accruing troubled debt restructured loans were $10.3 million at September 30, 2019, compared with $12.6 million at September 30, 2018.

The third quarter 2019 results include net charge-offs of $11,000 and a provision for loan losses of $1.3 million compared with net charge-offs of $1.1 million and a provision of $1.4 million for the same period in 2018. The allowance for loan loss as a percentage of total loans was 1.13% at September 30, 2019, consistent with 1.13% at September 30, 2018.

“We continue to be pleased with the steady improvement in our non-performing assets,” said Hileman. “Total non-performing assets including troubled debt restructurings declined 29% from last year, now representing only 0.74% of assets compared to 1.18% a year ago.”

Year-To-Date Results

For the nine-month period ended September 30, 2019, net income totaled $36.9 million, or $1.85 per diluted common share, compared to $34.2 million, or $1.67 per diluted common share for the nine months ended September 30, 2018. The year-to-year comparison is impacted by the prior year’s results, including a significant loan recovery and a loan loss provision expense of $704,000, which had an after-tax cost of $556,000, or $0.03 per diluted share. The first nine months of 2019 included a provision for loan losses expense of $1,821,000, which had an after-tax cost of $1,439,000, or $0.07 per diluted share.

Net interest income was $86.2 million for the first nine months of 2019 compared with $79.8 million in the first nine months of 2018. Average interest-earning assets increased to $2.92 billion in the first nine months of 2019 compared to $2.71 billion in the first nine months of 2018. Net interest margin for the first nine months of 2019 was 3.98%, up one basis point from the 3.97% margin reported in the nine-month period ended September 30, 2018.

Non-interest income for the first nine months of 2019 was $33.1 million compared to $30.8 million during the same period of 2018. Results for the first nine months of 2019 included $418,000 of BOLI income death benefit compared to $168,000 for the same period in 2018.

Service fees and other charges were $10.3 million for the first nine months of 2019, up from $9.8 million during the same period of 2018. Mortgage banking income was $6.8 million for the first nine months of 2019 compared with $5.6 million during the same period of 2018. Insurance commissions were $11.0 million for the first nine months of 2019 consistent with $11.0 million for the same period of 2018. Non-interest income for the first nine months of 2019 included $11,000 of gains from the sale of securities compared with securities gains of $76,000 during the same period of 2018.

Non-interest expense was $72.3 million for the first nine months of 2019, up from $68.2 million for the same period of 2018. Compensation and benefits expense was $42.5 million for the first nine months of 2019 compared with $39.0 million during the same period of 2018. Expenses also included increases in occupancy of $500,000, merger-related costs of $540,000 and other expenses of $217,000. FDIC insurance premiums were $276,000 for the first nine months of 2019 compared to $817,000 during the same period of 2018 due to the receipt of small bank assessment credits in the third quarter of 2019.

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Total Assets at $3.35 Billion

Total assets at September 30, 2019, were $3.35 billion compared to $3.18 billion at December 31, 2018, and $3.10 billion at September 30, 2018. Net loans receivable (excluding loans held for sale) were $2.64 billion at September 30, 2019, compared to $2.51 billion at December 31, 2018, and $2.43 billion at September 30, 2018. Also, at September 30, 2019, goodwill and other intangible assets totaled $104.1 million compared to $103.0 million at December 31, 2018, and $103.3 million at September 30, 2018. Total deposits at September 30, 2019, were $2.76 billion compared with $2.62 billion at December 31, 2018, and $2.52 billion at September 30, 2018.

Total stockholders’ equity was $418.0 million at September 30, 2019, compared to $399.6 million at December 31, 2018, and $393.5 million at September 30, 2018. The change in stockholders’ equity from year-end 2018 was impacted by the company’s repurchase of 515,000 shares of its common stock for $15.1 million during the first quarter of 2019. During the quarter ended June 30, 2019, the company announced a new 500,000 share repurchase plan authorization with all such shares available for repurchase as of September 30, 2019.

Strategic Mergers and Acquisitions

On September 9, 2019, First Defiance and United Community Financial Corp. (NASDAQ: UCFC) (“United Community”) announced the signing of a definitive merger agreement under which United Community will merge into First Defiance in a stock-for-stock transaction. Under the terms of the merger agreement, shareholders of United Community will receive 0.3715 shares of First Defiance common stock for each share of United Community common stock. The merger combines two complementary banking platforms, and First Defiance and United Community consider this partnership an ideal strategic, financial and operational fit, particularly given their respective strong and consistent performance over time. The pro forma combined company will have approximately $6.1 billion in assets, $5.0 billion in loans and $4.9 billion in deposits, utilizing financial information as of June 30, 2019. It will leverage the respective strengths of each institution in commercial banking, residential lending, retail banking, insurance and wealth management and better position the combined company to serve the geographies of Ohio, Michigan, Indiana, Pennsylvania and West Virginia with increased scale and expanded product offerings. The transaction is expected to close early in the first quarter of 2020, subject to the approval of shareholders of both First Defiance and United Community and regulatory approvals, as well as satisfaction or waiver of other customary closing conditions.

On September 30, 2019, First Defiance, through its wholly owned subsidiary First Federal Bank of the Midwest (“First Federal Bank”), completed the acquisition of Strategic Investment Advisors, LLC (“SIA”), a financial advisory and brokerage firm. Located in Sylvania, Ohio, with assets under management of approximately $115 million and annual revenues of approximately $0.6 million, SIA will be added to First Federal Bank’s Trust and Wealth Management platform.

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Dividend to be Paid November 22

The Board of Directors declared a quarterly cash dividend of $0.22 per common share payable November 22, 2019, to shareholders of record at the close of business on November 15, 2019. This represents an increase of 15.8% from the prior quarter and 29.4% from the prior year. The dividend represents an annual dividend of 3.02 percent based on the First Defiance common stock closing price on October 18, 2019. First Defiance has approximately 19,728,588 common shares outstanding.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. ET on Tuesday, October 22, 2019, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at https://services.choruscall.com/links/fdef191022.html. The replay of the conference call webcast will be available at www.fdef.com until October 21, 2020, at 9:00 a.m. ET.

First Defiance Financial Corp.

First Defiance Financial Corp. (NASDAQ:FDEF), headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal Bank operates 44 full-service branches in northwest and central Ohio, southeast Michigan and northeast Indiana and a loan production office in Ann Arbor, Michigan. First Insurance Group is a full-service insurance agency with nine offices throughout northwest Ohio.

For more information, visit the company’s website at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2018. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its September 30, 2019, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)

First Defiance Financial Corp.

	September 30,	December 31,
(in thousands)	2019	2018

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$56,994	$55,962
Interest-bearing deposits	55,000	43,000
	111,994	98,962
Securities
Available-for sale, carried at fair value	290,054	294,076
Held-to-maturity, carried at amortized cost	481	526
	290,535	294,602

Loans	2,665,300	2,540,039
Allowance for loan losses	(30,250)	(28,331)
Loans, net	2,635,050	2,511,708
Loans held for sale	22,909	6,613
Mortgage servicing rights	9,859	10,119
Accrued interest receivable	11,386	9,641
Federal Home Loan Bank stock	11,915	14,217
Bank Owned Life Insurance	75,088	67,660
Office properties and equipment	39,911	40,670
Real estate and other assets held for sale	-	1,205
Goodwill	100,069	98,569
Core deposit and other intangibles	4,052	4,391
Other assets	37,956	23,365
Total Assets	$3,350,724	$3,181,722

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$604,129	$607,198
Interest-bearing deposits	2,156,486	2,013,684
Total deposits	2,760,615	2,620,882
Advances from Federal Home Loan Bank	85,095	85,189
Notes payable and other interest-bearing liabilities	2,851	5,741
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	5,504	3,652
Deferred taxes	1,871	264
Other liabilities	40,659	30,322
Total Liabilities	2,932,678	2,782,133
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Additional paid-in-capital	161,577	161,593
Accumulated other comprehensive income (loss)	5,101	(2,148)
Retained earnings	321,736	295,588
Treasury stock, at cost	(70,495)	(55,571)
Total stockholders’ equity	418,046	399,589
Total Liabilities and Stockholders’ Equity	$3,350,724	$3,181,722

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2019	2018	2019	2018
Interest Income:
Loans	$33,284	$29,371	$97,158	$83,557
Investment securities	1,952	2,077	6,295	5,967
Interest-bearing deposits	312	275	857	945
FHLB stock dividends	135	240	533	698
Total interest income	35,683	31,963	104,843	91,167
Interest Expense:
Deposits	6,029	3,753	16,615	9,508
FHLB advances and other	431	342	1,011	943
Subordinated debentures	329	334	1,043	934
Notes Payable	2	5	23	19
Total interest expense	6,791	4,434	18,692	11,404
Net interest income	28,892	27,529	86,151	79,763
Provision for loan losses	1,327	1,376	1,821	704
Net interest income after provision for loan losses	27,565	26,153	84,330	79,059
Non-interest Income:
Service fees and other charges	4,027	3,335	10,335	9,762
Mortgage banking income	2,822	1,877	6,800	5,632
Gain on sale of non-mortgage loans	105	33	215	300
Gain on sale of securities	11	76	11	76
Insurance commissions	3,263	3,254	10,994	11,024
Trust income	511	514	1,510	1,588
Income from Bank Owned Life Insurance	783	399	1,702	1,365
Other non-interest income	320	434	1,574	1,092
Total Non-interest Income	11,842	9,922	33,141	30,839
Non-interest Expense:
Compensation and benefits	14,061	12,882	42,544	39,016
Occupancy	2,206	2,154	6,751	6,251
FDIC insurance premium	(255)	255	276	817
Financial institutions tax	555	531	1,667	1,593
Data processing	1,728	2,161	6,292	6,349
One time acquisition related charges	540	-	540	-
Amortization of intangibles	264	319	839	998
Other non-interest expense	4,104	3,984	13,395	13,178
Total Non-interest Expense	23,203	22,286	72,304	68,202
Income before income taxes	16,204	13,789	45,167	41,696
Income taxes	3,033	2,483	8,315	7,544
Net Income	$13,171	$11,306	$36,852	$34,152

Earnings per common share:
Basic	$0.67	$0.55	$1.86	$1.68
Diluted	$0.66	$0.55	$1.85	$1.67

Average Shares Outstanding:
Basic	19,790	20,400	19,862	20,373
Diluted	19,875	20,467	19,943	20,465

Financial Summary and Comparison (Unaudited)

First Defiance Financial Corp.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(dollars in thousands, except per share data)	2019	2018	% change	2019	2018	% change
Summary of Operations

Tax-equivalent interest income (2)	$35,922	$32,220	11.5%	$105,578	$91,913	14.9%
Interest expense	6,791	4,434	53.2	18,692	11,404	63.9
Tax-equivalent net interest income (2)	29,131	27,786	4.8	86,886	80,509	7.9
Provision for loan losses	1,327	1,376	(3.6)	1,821	704	158.7
Tax-equivalent NII after provision for loan loss (2)	27,804	26,410	5.3	85,065	79,805	6.6
Investment securities gains	11	76	-	11	76	-
Non-interest income (excluding securities gains/losses)	11,831	9,846	20.2	33,130	30,763	7.7
Non-interest expense	23,203	22,286	4.1	72,304	68,202	6.0
Income taxes	3,033	2,483	22.2	8,315	7,544	10.2
Net Income	13,171	11,306	16.5	36,852	34,152	7.9
Tax equivalent adjustment (2)	239	257	(7.0)	735	746	(1.5)
At Period End
Assets	3,350,724	3,098,093	8.2
Earning assets	3,045,659	2,810,624	8.4
Loans	2,665,300	2,456,357	8.5
Allowance for loan losses	30,250	27,639	9.4
Deposits	2,760,615	2,524,431	9.4
Stockholders’ equity	418,046	393,457	6.2
Average Balances
Assets	3,303,013	3,059,225	8.0	3,236,674	3,018,632	7.2
Earning assets	2,985,498	2,754,561	8.4	2,923,809	2,710,998	7.8
Loans	2,624,314	2,403,932	9.2	2,567,646	2,352,514	9.1
Deposits and interest-bearing liabilities	2,843,079	2,633,054	8.0	2,788,974	2,599,540	7.3
Deposits	2,718,632	2,513,708	8.2	2,679,616	2,478,526	8.1
Stockholders’ equity	411,041	389,361	5.6	401,597	381,506	5.3
Stockholders’ equity / assets	12.44%	12.73%	(2.2)	12.41%	12.64%	(1.8)
Per Common Share Data
Net Income
Basic	$0.67	$0.55	21.8	$1.86	$1.68	10.7
Diluted	0.66	0.55	20.0	1.85	1.67	10.8
Dividends	0.19	0.17	11.8	0.57	0.47	21.3
Market Value:
High	$29.44	$35.00	(15.9)	$31.30	$35.00	(10.6)
Low	25.50	29.61	(13.9)	24.12	25.51	(5.4)
Close	28.97	30.11	(3.8)	28.97	30.11	(3.8)
Common Book Value	21.19	19.29	9.8	21.19	19.29	9.8
Tangible Common Book Value (1)	15.91	14.23	11.8	15.91	14.23	11.8
Shares outstanding, end of period (000)	19,729	20,396	(3.3)	19,729	20,396	(3.3)
Performance Ratios (annualized)
Tax-equivalent net interest margin (2)	3.88%	4.00%	(2.9)	3.98%	3.97%	0.2
Return on average assets	1.58%	1.47%	7.9	1.52%	1.51%	0.6
Return on average equity	12.71%	11.52%	10.4	12.27%	11.97%	2.5
Efficiency ratio (3)	56.65%	59.22%	(4.3)	60.25%	61.29%	(1.7)
Effective tax rate	18.72%	18.01%	3.9	18.41%	18.09%	1.7
Dividend payout ratio (basic)	28.36%	30.91%	(8.3)	30.65%	27.98%	9.5

(1)	Tangible common book value = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock divided by shares outstanding at the end of the period.
(2)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%
(3)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.
NM	Percentage change not meaningful

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2019	2018	2019	2018

Gain from sale of mortgage loans	$2,596	$1,280	$5,672	$3,744
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	960	929	2,842	2,806
Amortization of mortgage servicing rights	(579)	(340)	(1,256)	(1,009)
Mortgage servicing rights valuation adjustments	(155)	8	(458)	91
	226	597	1,128	1,888
Total revenue from sale and servicing of mortgage loans	$2,822	$1,877	$6,800	$5,632

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30,
	(dollars in thousands)
	2019				2018
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate(2)		Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$2,624,314	$33,306	5.04%		$2,403,932	$29,397	4.85%
Securities	293,876	2,169	2.99	% (3)	286,507	2,308	3.16	% (3)
Interest Bearing Deposits	55,393	312	2.23%		49,734	275	2.19%
FHLB stock	11,915	135	4.50%		14,388	240	6.62%
Total interest-earning assets	2,985,498	35,922	4.78%		2,754,561	32,220	4.63%
Non-interest-earning assets	317,515				304,664
Total assets	$3,303,013				$3,059,225
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,129,306	$6,029	1.12%		$1,955,518	$3,753	0.76%
FHLB advances and other	85,339	431	2.00%		77,719	342	1.75%
Subordinated debentures	36,083	329	3.62%		36,196	334	3.66%
Notes payable	3,025	2	0.26%		5,431	5	0.37%
Total interest-bearing liabilities	2,253,753	6,791	1.20%		2,074,864	4,434	0.85%
Non-interest bearing deposits	589,326	-	-		558,190	-	-
Total including non-interest-bearing demand deposits	2,843,079	6,791	0.95%		2,633,054	4,434	0.67%
Other non-interest-bearing liabilities	48,893				36,810
Total liabilities	2,891,972				2,669,864
Stockholders' equity	411,041				389,361
Total liabilities and stockholders' equity	$3,303,013				$3,059,225
Net interest income; interest rate spread		$29,131	3.58%			$27,786	3.78%
Net interest margin (4)			3.88%				4.00%
Average interest-earning assets to average interest bearing liabilities			132%				133%

	Nine Months Ended September 30,
	2019				2018
	Average		Yield		Average		Yield
	Balance	Interest(1)	Rate		Balance	Interest(1)	Rate
Interest-earning assets:
Loans receivable	$2,567,646	$97,227	5.06%		$2,352,514	$83,633	4.75%
Securities	296,312	6,961	3.14	% (3)	276,745	6,637	3.21	% (3)
Interest Bearing Deposits	47,360	857	2.42%		66,283	945	1.91%
FHLB stock	12,491	533	5.71%		15,456	698	6.04%
Total interest-earning assets	2,923,809	105,578	4.83%		2,710,998	91,913	4.53%
Non-interest-earning assets	312,865				307,634
Total assets	$3,236,674				$3,018,632
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,094,693	$16,615	1.06%		$1,925,972	$9,508	0.66%
FHLB advances and other	68,920	1,011	1.96%		74,634	943	1.69%
Subordinated debentures	36,083	1,043	3.86%		36,195	934	3.45%
Notes payable	4,355	23	0.71%		10,185	19	0.25%
Total interest-bearing liabilities	2,204,051	18,692	1.13%		2,046,986	11,404	0.74%
Non-interest bearing deposits	584,923	-	-		552,554	-	-
Total including non-interest-bearing demand deposits	2,788,974	18,692	0.90%		2,599,540	11,404	0.59%
Other non-interest-bearing liabilities	46,103				37,586
Total liabilities	2,835,077				2,637,126
Stockholders' equity	401,597				381,506
Total liabilities and stockholders' equity	$3,236,674				$3,018,632
Net interest income; interest rate spread		$86,886	3.70%			$80,509	3.79%
Net interest margin (4)			3.98%				3.97%
Average interest-earning assets to average interest bearing liabilities			133%				132%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.
(2)	Annualized.
(3)	Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.
(4)	Net interest margin is tax equivalent net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018
Summary of Operations
Tax-equivalent interest income (1)	$35,922	$35,490	$34,166	$33,808	$32,220
Interest expense	6,791	6,252	5,649	5,058	4,434
Tax-equivalent net interest income (1)	29,131	29,238	28,517	28,750	27,786
Provision for loan losses	1,327	282	212	472	1,376
Tax-equivalent NII after provision for loan losses (1)	27,804	28,956	28,305	28,278	26,410
Investment securities gains, net of impairment	11	-	-	97	76
Non-interest income (excluding securities gains/losses)	11,831	10,486	10,813	8,272	9,846
Non-interest expense	23,203	24,235	24,866	21,210	22,286
Income taxes	3,033	2,759	2,523	3,082	2,483
Net income	13,171	12,199	11,482	12,097	11,306
Tax equivalent adjustment (1)	239	249	247	258	257
At Period End
Total assets	$3,350,724	$3,277,552	$3,221,249	$3,181,722	$3,098,093
Earning assets	3,045,659	2,980,243	2,934,860	2,898,471	2,810,624
Loans	2,665,300	2,624,219	2,548,968	2,540,039	2,456,357
Allowance for loan losses	30,250	28,934	28,164	28,331	27,639
Deposits	2,760,615	2,680,637	2,685,792	2,620,882	2,524,431
Stockholders’ equity	418,046	407,216	395,789	399,589	393,457
Stockholders’ equity / assets	12.48%	12.42%	12.29%	12.56%	12.70%
Goodwill	100,069	98,569	98,569	98,569	98,569
Average Balances
Total assets	$3,303,013	$3,223,997	$3,183,012	$3,138,202	$3,059,225
Earning assets	2,985,498	2,914,587	2,871,340	2,831,866	2,754,561
Loans	2,624,314	2,561,341	2,517,283	2,474,221	2,403,932
Deposits and interest-bearing liabilities	2,843,079	2,781,216	2,742,626	2,705,736	2,633,054
Deposits	2,718,632	2,678,060	2,642,158	2,594,635	2,513,708
Stockholders’ equity	411,041	398,612	395,138	392,701	389,361
Stockholders’ equity / assets	12.44%	12.36%	12.41%	12.51%	12.73%
Per Common Share Data
Net Income:
Basic	$0.67	$0.62	$0.57	$0.60	$0.55
Diluted	0.66	0.61	0.57	0.59	0.55
Dividends	0.19	0.19	0.19	0.17	0.17
Market Value:
High	$29.44	$30.44	$31.30	$31.09	$35.00
Low	25.50	26.59	24.12	22.78	29.61
Close	28.97	28.57	28.74	24.51	30.11
Common Book Value	21.19	20.65	20.08	19.81	19.29
Shares outstanding, end of period (in thousands)	19,729	19,723	19,713	20,171	20,396
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.88%	4.03%	4.03%	4.02%	4.00%
Return on average assets	1.58%	1.52%	1.46%	1.53%	1.47%
Return on average equity	12.71%	12.28%	11.78%	12.22%	11.52%
Efficiency ratio (2)	56.65%	61.01%	63.22%	57.29%	59.22%
Effective tax rate	18.72%	18.44%	18.01%	20.30%	18.01%
Common dividend payout ratio (basic)	28.36%	30.65%	33.33%	28.33%	30.91%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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 Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018	3rd Qtr 2018
Loan Portfolio Composition
One to four family residential real estate	$330,369	$322,123	$321,644	$322,686	$313,300
Construction	308,061	335,847	304,241	265,772	274,344
Commercial real estate	1,430,919	1,411,463	1,394,500	1,404,810	1,363,087
Commercial	537,806	530,528	509,627	509,577	489,393
Consumer finance	36,644	35,350	34,262	34,405	32,379
Home equity and improvement	123,871	125,860	124,450	128,152	129,295
Total loans	2,767,670	2,761,171	2,688,724	2,665,402	2,601,798
Less:
Undisbursed loan funds	100,260	134,794	137,742	123,293	143,286
Deferred loan origination fees	2,110	2,158	2,014	2,070	2,155
Allowance for loan loss	30,250	28,934	28,164	28,331	27,639
Net Loans	$2,635,050	$2,595,285	$2,520,804	$2,511,708	$2,428,718

Allowance for loan loss activity
Beginning allowance	$28,934	$28,164	$28,331	$27,639	$27,321
Provision for loan losses	1,327	282	212	472	1,376
Credit loss charge-offs:
One to four family residential real estate	74	11	172	31	136
Commercial real estate	-	15	-	30	1,048
Commercial	25	13	187	15	528
Consumer finance	80	33	142	105	25
Home equity and improvement	12	64	33	75	36
Total charge-offs	191	136	534	256	1,773
Total recoveries	180	624	155	476	715
Net charge-offs (recoveries)	11	(488)	379	(220)	1,058
Ending allowance	$30,250	$28,934	$28,164	$28,331	$27,639

Credit Quality
Total non-performing loans (1)	$14,677	$15,334	$17,645	$19,016	$20,929
Real estate owned (REO)	-	-	941	1,205	1,676
Total non-performing assets (2)	$14,677	$15,334	$18,586	$20,221	$22,605
Net charge-offs (recoveries)	11	(488)	379	(220)	1,058

Restructured loans, accruing (3)	10,334	10,308	11,908	11,573	12,611

Allowance for loan losses / loans	1.13%	1.10%	1.10%	1.12%	1.13%
Allowance for loan losses / non-performing assets	206.10%	188.69%	151.53%	140.11%	122.27%
Allowance for loan losses / non-performing loans	206.10%	188.69%	159.61%	148.99%	132.06%
Non-performing assets / loans plus REO	0.55%	0.58%	0.73%	0.80%	0.92%
Non-performing assets / total assets	0.44%	0.47%	0.58%	0.64%	0.73%
Net charge-offs / average loans (annualized)	0.00%	-0.08%	0.06%	-0.04%	0.18%

Deposit Balances
Non-interest-bearing demand deposits	$604,129	$584,735	$586,033	$607,198	$556,316
Interest-bearing demand deposits and money market	1,124,208	1,088,694	1,107,511	1,040,471	1,016,294
Savings deposits	294,594	304,051	300,244	292,829	293,359
Retail time deposits less than $250,000	634,737	610,345	601,012	591,822	564,379
Retail time deposits greater than $250,000	102,947	92,812	90,992	88,562	94,083
Total deposits	$2,760,615	$2,680,637	$2,685,792	$2,620,882	$2,524,431

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans
September 30, 2019
One to four family residential real estate	$330,369	$325,573	$1,787	$3,009
Construction	308,061	308,061	-	-
Commercial real estate	1,430,919	1,414,694	8,012	8,213
Commercial	537,806	534,321	516	2,969
Consumer finance	36,644	36,413	231	-
Home equity and improvement	123,871	122,103	1,282	486
Total loans	$2,767,670	$2,741,165	$11,828	$14,677

December 31, 2018
One to four family residential real estate	$322,686	$317,740	$1,306	$3,640
Construction	265,772	265,772	-	-
Commercial real estate	1,404,810	1,394,211	242	10,357
Commercial	509,577	504,884	193	4,500
Consumer finance	34,405	34,079	200	126
Home equity and improvement	128,152	126,188	1,571	393
Total loans	$2,665,402	$2,642,874	$3,512	$19,016

September 30, 2018
One to four family residential real estate	$313,300	$308,108	$1,680	$3,512
Construction	274,344	274,344	-	-
Commercial real estate	1,363,087	1,351,257	138	11,692
Commercial	489,393	484,216	48	5,129
Consumer finance	32,379	32,124	221	34
Home equity and improvement	129,295	127,291	1,442	562
Total loans	$2,601,798	$2,577,340	$3,529	$20,929

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